Exhibit 32.2

Certification of
Chief Financial Officer of
Gold Banc Corporation, Inc.

I, Rick J. Tremblay, Chief Financial Officer of Gold Banc Corporation, Inc., hereby certify, in accordance with 18 U.S.C.ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

The information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Gold Banc Corporation, Inc.

Dated: May 10, 2004.

	By:	/s/ RICK J. TREMBLAY
Rick J. Tremblay
Date: May 10, 2004		Chief Financial Officer